                                                                  EXHIBIT 10.19

                        BUSINESS OPPORTUNITIES AGREEMENT
                 AS AMENDED AND RESTATED AS OF FEBRUARY 7, 1996

            This Agreement (the "AGREEMENT") is made as of this 7th day of February, 1996 by and between HOLLINGER INTERNATIONAL INC., a Delaware corporation formerly named American Publishing Company (the "COMPANY"), and HOLLINGER INC., a corporation continued under the laws of Canada ("HOLLINGER").

            WHEREAS, the Company and Hollinger, in connection with the initial public offering of the Company's Class A Common Stock in May 1994, entered into a Business Opportunities Agreement dated May 11, 1994 (the "1994 BUSINESS OPPORTUNITIES AGREEMENT"), whereby they stated their desire that the Company would be Hollinger's principal vehicle for engaging in the newspaper business in the United States and Israel and set forth certain principles governing the start-up, acquisition, development and operation of newspaper and other media business in the United States and Israel by the Company;

            WHEREAS, on October 13, 1995, pursuant to the terms of a Share Exchange Agreement dated as of July 19, 1995 (the "SHARE EXCHANGE AGREEMENT"), the Company and Hollinger reorganized their international newspaper interests by means of the transfer to the Company of Hollinger's 58.4% indirect interest in The Telegraph plc, a corporation organized under the laws of England ("THE TELEGRAPH") (including The Telegraph's approximate 25% interest in John Fairfax Holdings Limited, an Australian newspaper and magazine publisher ("FAIRFAX")), an option to acquire an additional 5.2% of The Telegraph's ordinary shares from another shareholder, and Hollinger's direct and indirect 19.3% interest in Southam Inc., a Canadian newspaper and magazine publisher ("SOUTHAM"), in exchange for 33,610,754 shares of

Class A Common Stock of the Company and 739,500 shares of the Company's newly created, non-voting Series A Redeemable Convertible Preferred Stock (the "REORGANIZATION");

            WHEREAS, pursuant to Section 5(d) of the Share Exchange Agreement, the Company and Hollinger amended and restated the 1994 Business Opportunities Agreement to reflect the objectives and effects of the Reorganization, effective October 13, 1995;

            WHEREAS, on February 7, 1996 the Company completed an underwritten public offering of 14,000,000 shares of Class A Common Stock (plus an additional 2,100,000 shares subject to the Underwriters' overallotment option) (the "Offering") and, in connection with the Offering, the Company and Hollinger agreed that it would be appropriate to further amend and restate the Business Opportunities Agreement as provided herein, effective as of the date hereof;

            WHEREAS, in accordance with the terms of the 1994 Business Opportunities Agreement, the Audit Committee of the Board of Directors of the Company has approved this Agreement as an amendment and restatement of the 1994 Business Opportunities Agreement;

            WHEREAS, after giving effect to the Offering Hollinger owns approximately 66.5% of the total outstanding shares of both classes of the Company's Common Stock and 88.2% of the combined voting power of both classes of the Company's Common Stock;

            WHEREAS, Hollinger's long-term business objective is to operate successfully in the Newspaper Business (as defined herein) and in the Media Business (as defined herein) in numerous geographic regions throughout the world, as market conditions and available resources permit;

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

            WHEREAS, pursuant to the terms of that certain Co-operation Agreement dated June 23, 1992 between Hollinger and The Telegraph (the "CO-OPERATION AGREEMENT"), a copy of which is attached hereto as Annex A and which will remain in effect following the Reorganization, Hollinger has undertaken to restrict its activities and the activities of entities controlled by it in respect to Newspaper and Media Businesses carried on within the Telegraph Territory (as defined herein);

            WHEREAS, the parties desire that the Company will be Hollinger's principal vehicle for engaging in the Newspaper Business and Related Media Businesses (as defined herein) in the United States, Israel and, through The Telegraph, in the Telegraph Territory and that in the normal course of its business the Company intends to seek additional newspaper and related media assets for acquisition and development in these areas;

            WHEREAS, the parties also desire that, through its investment in Southam, the Company will engage in the Newspaper Business in Canada; and

            WHEREAS, for their convenience and mutual benefit the parties hereto wish to set forth herein the principles governing the start-up, acquisition, development and operation of Newspaper and Media Businesses in the United States, Israel, the Telegraph Territory and Canada by the Company and Hollinger.

            NOW, THEREFORE, for and in consideration of the recitals set forth above and the agreements, rights, obligations and covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

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                                   ARTICLE I

                                  DEFINITIONS

            1.1 PARTICULAR TERMS. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

                  (a) "AFFILIATE" shall mean for any Person, another Person directly or indirectly controlling, controlled by or under common control with such Person; provided, however, that for the purposes of this Agreement, neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of Hollinger and neither Hollinger nor any Person who is controlled by Hollinger other than through its ownership of shares of the Company shall be deemed to be an Affiliate of the Company. For the purposes hereof, "control," "controlling" and "controlled" shall mean the power, direct or indirect, of a Person to direct the business and affairs of another generally whether by share ownership, agreement or otherwise.

                  (b) "AUDIT COMMITTEE" shall mean the Audit Committee of the Board of Directors of the Company, which committee shall at all times consist of directors a majority of whom are Independent Directors.

                  (c) "BENEFICIAL OWNERSHIP" shall have the meaning attributed to such term under Section 13(d) of the United States Securities Exchange Act of 1934.

                  (d) "INDEPENDENT DIRECTORS" shall mean directors of the Company who are not (i) employees, officers or directors (or former employees, officers or directors) of Hollinger or any of its Subsidiaries or Affiliates (other than the Company) or (ii) employees or officers (or former employees or officers) of the Company or any of its Subsidiaries.

                  (e) "MEDIA BUSINESS" shall mean the business of the broadcast of radio, television, cable and satellite programs (including national, regional or local radio, television, cable and satellite programs).

                  (f) "NEWSPAPER BUSINESS" shall mean the business of publishing and distributing (including distributing by electronic means) newspapers, magazines and other paid or free publications having national, regional, local or targeted markets, including publications having limited or no news or editorial content such as shopper and other "total market coverage" publications and similar publications.

                  (g) "PERSON" shall mean any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, or other entity of whatever nature.

                  (h) "RELATED MEDIA BUSINESS" shall mean any Media Business that is an Affiliate of, or is owned or operated in conjunction with, a Newspaper Business owned or controlled by the Company and its Subsidiaries or Hollinger, as the case may be, as a result of an acquisition or otherwise.

                  (i) "SUBSIDIARY" shall mean any corporation 50% or more of the voting power of the capital stock of which is held directly or indirectly by Hollinger or the Company, as the case may be.

                  (j) "TELEGRAPH TERRITORY" shall have the meaning ascribed thereto in the Co-operation Agreement.

                                       5
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                  (k) "UNITED STATES" shall mean the United States of America, including the states thereof and the District of Columbia.

            1.2 OTHER TERMS. Other capitalized teams shall have the meanings ascribed to them elsewhere in this Agreement.

                                   ARTICLE II

                      CORPORATE OPPORTUNITY, ALLOCATION AND
                             CONFLICTS OF INTEREST

            2.1 CORPORATE OPPORTUNITY GENERALLY. This Section 2.1 sets forth general principles which underlie the corporate structure of the Company and Hollinger following the Reorganization and which provide a framework whereby Hollinger and the Company will resolve conflicts over business opportunities. The benefits and obligations of these principles are to apply to the Company and Hollinger so long as Hollinger and its Affiliates have beneficial-ownership of more than 50% of the voting power of the Company's outstanding securities.

            2.2 ALLOCATION OF OPPORTUNITIES. (a) The parties hereby agree that, subject to certain exceptions set forth in Section 3.8 below, opportunities relating to the start-up, acquisition, development and operation of a Newspaper Business and Related Media Business in the United States, Israel and the Telegraph Territory shall be allocated to the Company and its Subsidiaries subject to the limitations of the Co-Operation Agreement, and opportunities relating to the start-up, acquisition, development and operation of a Newspaper Business and Related Media Business in Canada shall be allocated to Hollinger. Subject to the terms of the Co-Operation Agreement, with respect to opportunities in the Media Business other than in a Related Media Business as provided above, Hollinger intends to reserve the opportunity to itself or such of its Subsidiaries or Affiliates or the Company's Subsidiaries or Affiliates as Hollinger,

                                       6
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in its reasonable and good faith judgment, believes will be best able to develop such opportunity in light of such factors as the nature and requirements of the opportunity (including financial requirements), the respective levels of relevant experience of the Company and Hollinger and their respective Subsidiaries and Affiliates, the similarity of the opportunity to and compatibility with the respective then existing operations, facilities and plans of the Company and Hollinger and their respective Subsidiaries and Affiliates, and the requirements of applicable law relating to broadcasting or other aspects of the Media Business.

                  (b) For the purposes of this Agreement, a Newspaper Business is conducted in the United States, Israel or Canada if, based on estimates deemed reasonable by the parties, 25% or more of the readers of a newspaper, magazine or other publication published as part of such business are persons resident in the United States, Israel or Canada, as the case may be. Different editions of a newspaper or other publication published under the same title shall be treated as one newspaper or other publication if substantially similar. For the purpose of this Agreement, a Related Media Business is conducted in the United States, Israel or Canada if, based on estimates deemed reasonable by the parties, 25% or more of the listeners, viewers, or subscribers or other customers of such Media Business are located in the United States, Israel or Canada, as the case may be.

                  (c) Nothing in this Agreement is intended to modify or contravene the Co-operation Agreement.

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                                  ARTICLE III

                       RESTRICTIONS; PERMITTED INVESTMENTS

            3.1 INVESTMENT IN THE TELEGRAPH. For so long as Hollinger and its Affiliates have beneficial ownership of 50% or more of the voting power of the Company's outstanding securities, neither Hollinger nor a Subsidiary (other than the Company or any of its Subsidiaries) or an Affiliate of Hollinger will acquire beneficial ownership of any voting securities of The Telegraph except indirectly as a result of the ownership or acquisition of securities of the Company; provided, however, that the foregoing clause shall, not restrict any individual who may be deemed to be an Affiliate of Hollinger from acquiring beneficial ownership of securities of The Telegraph through any equity-based compensation program conducted by The Telegraph for its officers, directors or key employees.

            3.2 COMPLIANCE WITH CO-OPERATION AGREEMENT. The Company and Hollinger hereby acknowledge that pursuant to the terms of the Co-operation Agreement, Hollinger has undertaken to restrict its activities and the activities of entities controlled by it in respect of Newspaper and Media Businesses carried on in the Telegraph Territory on the terms and conditions set out therein. For so long as Hollinger and its Affiliates have beneficial ownership of 50% or more of the voting power of the Company's outstanding securities, neither the Company nor Hollinger shall, without the other's prior written consent, directly or indirectly in any manner whatsoever including, without limitation, either on its own account or in conjunction with or on behalf of any other Person, make any investment or take any action which would contravene clause 2 of the Co-operation Agreement. Furthermore, Hollinger agrees that, without the prior written consent of the Company, it shall not agree to amend or modify the

Co-operation Agreement and shall not waive any benefit or right belonging or accruing to it thereunder.

            3.3 INVESTMENT IN SOUTHAM. For so long as Hollinger and its Affiliates have beneficial ownership of 50% or more of the voting power of the Company's outstanding securities, neither Hollinger nor a Subsidiary (other than the Company or any of its Subsidiaries) or an Affiliate of Hollinger will acquire beneficial ownership of any voting securities of Southam except indirectly as a result of the ownership or acquisition of securities of the Company; provided, however, that the foregoing clause shall not apply if the Company and its Subsidiaries are precluded by Canadian foreign ownership laws or the constrained share provisions of Southam's Articles of Incorporation, as amended from time to time, from holding or acquiring beneficial ownership of any voting securities of Southam; and, provided further, that this Section 3.3 shall not restrict any individual who may be deemed to be an Affiliate of Hollinger from acquiring beneficial ownership of securities of Southam through any equity-based compensation program conducted by Southam for its officers, directors or key employees.

            3.4 HOLLINGER ACQUISITIONS. Subject to Section 3.8 hereof, if Hollinger or a Subsidiary (other than the Company or any of its Subsidiaries) or an Affiliate of Hollinger (an "ACQUIRING ENTITY") acquires the capital stock or substantially all of the assets of any other Person which engages in the Newspaper Business or Related Media Business in the United States or in Israel (an "ACQUIRED ENTITY"), Hollinger agrees that it shall cause the Acquired Entity (or those operations which relate to the Newspaper Business or Related Media Business in the United States or Israel) to be offered for sale to the Company
(a) at a price equivalent to that part of the consideration paid by Hollinger (or its Subsidiary or Affiliate) attributable to the Newspaper Business or Related Media Business carried on in the United States or in Israel by the

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Acquired Entity and (b) on other terms which sire no less favorable than those upon which the Acquired Entity (or those operations which relate to the Newspaper Business or Related Media Business) was acquired by Hollinger (or its Subsidiary or Affiliate).

            3.5 COMPANY ACQUISITIONS. Subject to Section 3.8 hereof, if the Company or a Subsidiary or Affiliate of the Company (an "ACQUIRING ENTITY") acquires the capital stock or substantially all of the assets of any other Person which engages in the Newspaper Business or Related Media Business in Canada (an "ACQUIRED ENTITY"), the Company agrees that it shall cause the Acquired Entity (or those operations which relate to the Newspaper Business or Related Media Business in Canada) to be offered for sale to Hollinger (a) at a price equivalent to that part of the consideration paid by the Company (or its Subsidiary or Affiliate) attributable to the Newspaper Business or Related Media Business carried on in Canada by the Acquired Entity and (b) on other terms which are no less favorable than those upon which the Acquired Entity (or those operations which relate to the Newspaper Business or Related Media Business) was acquired by the Company (or its Subsidiary or Affiliate).

            3.6 OFFERS. An offer by an Acquiring Entity pursuant to Sections 3.4 or 3.5 shall be made by the Acquiring Entity's giving to the Company, with respect to offers made pursuant to Section 3.4, or to Hollinger, with respect to offers made pursuant to Section 3.5, prompt written notice of such offer (but in no event later than 60 days after the date of the consummation of the acquisition by the Acquiring Entity) disclosing all material information relating to the Acquired Entity, the purchase price thereof and such other terms and conditions as may be reasonable, taking into account applicable regulatory, taxation, accounting and other financial considerations. The Company or Hollinger, as the case may be, shall have a period of 60 days after receipt of such notice to elect to purchase the Acquired Entity, or those operations that relate to the Newspaper Business or Related Media Business, at such price and on such specified terms and conditions. Such election shall be in writing and shall be signed by a duly authorized executive officer(s) of the Company or Hollinger, as the case may be, and, where the Company is making such election, after review and approval by the Audit Committee of the Company. If no election to purchase is given by the Company or Hollinger, as the case may be, then such party shall be deemed to have determined not to acquire the Acquired Entity (or those operations which relate to the Newspaper Business or Related Media Business). If acceptance of any offer made pursuant to Section 3.4 or 3.5 is delayed by reason of the requirements of any regulatory authority, necessity for stockholder approval or requirements of applicable law, the time for acceptance shall be extended to expire no more than 10 days after the satisfaction or expiration of such requirements or the giving of such approval.

            3.7 AUDIT COMMITTEE ACTION. The Company's decision pursuant to
Section 3.2 to consent to an amendment, modification or waiver of any provision of the Co-operation Agreement and the Company's decision pursuant to Section 3.6 hereof to acquire an Acquired Entity, or those operations of an Acquired Entity relating to the Newspaper Business or Related Media Business, shall be made by the majority decision of the Audit Committee.

            3.8 PERMITTED INVESTMENTS. (a) Nothing in this Agreement shall restrict:

                                        (i) Hollinger or any Subsidiary (other
                  than the Company) or Affiliate from acquiring or holding, directly or indirectly, a beneficial interest in any Person engaged in the Newspaper Business or Related Media Business in the United States or in Israel, provided that any

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                  Newspaper Business or Related Media Business that may be
                  conducted by such Person does not constitute a Principal Portion of such Person (as defined in Section 3.8(b) below);

                                        (ii) Hollinger or any Subsidiary (other
                  than the Company) or Affiliate from continuing to hold, directly or indirectly, a beneficial interest or maintaining its proportionate interest in any Person engaged in the Newspaper Business or Related Media Business in the United States or in Israel through the acquisition of additional equity interests if following the original acquisition by Hollinger or any Subsidiary or Affiliate of a beneficial interest in such Person, a Newspaper Business or Related Media Business in the United States or in Israel becomes a Principal Portion of that Person (provided that this exception shall not apply if the original acquisition was made with the intention that the Newspaper Business or Related Media Business would become a Principal Portion of the Person);

                                        (iii) The Company or any Subsidiary or
                  Affiliate from acquiring or holding, directly or indirectly, a beneficial interest in any Person engaged in the Newspaper Business or Related Media Business in Canada, provided that any Newspaper Business or Related Media Business that may be conducted by such Person does not constitute a Principal Portion of such Person (as defined in Section 3.8(b) below);

                                        (iv) The Company or any Subsidiary or
                  Affiliate from continuing to hold, directly or indirectly, a beneficial interest or maintaining its proportionate interest in any Person engaged in the Newspaper Business or Related Media Business in Canada through the acquisition of additional equity interests if following the original acquisition by the Company or any Subsidiary or Affiliate of a beneficial interest in such Person, a Newspaper Business or Related Media Business in Canada becomes a Principal Portion of that Person (provided that this exception shall not apply if the original acquisition was made with the intention that the Newspaper Business or Related Media Business would become a Principal Portion of the Person);

                                        (v) Hollinger or any Subsidiary (other
                  than the Company) or Affiliate from acquiring or holding not more than 20% of the beneficial interest in any voting securities of any corporation which is engaged in the Newspaper Business or Related Media Business in the United States or in Israel if such shares are listed on a national securities exchange in the United States or in Israel or quoted on Nasdaq;

                                        (vi) The Company or any Subsidiary or
                  Affiliate from acquiring or holding not more than 20% of the beneficial interest in any voting securities of any corporation which is engaged in the Newspaper Business or Related Media Business in Canada if such shares are listed on a national securities exchange in the United States or Canada or quoted on Nasdaq;

                                        (vii) Any Subsidiary (other than the
                  Company) of Hollinger, the capital stock of which at such time is in part publicly held, from acquiring or holding a beneficial interest in any Person engaged in the Newspaper Business or Related Media Business in the United States to the extent expressly permitted in any cooperation or similar agreement between Hollinger and such Subsidiary relating to the allocation of newspaper and media ownership and acquisition opportunities so long as such agreement is not inconsistent with the provisions of Article III hereof and does not enlarge the exceptions set forth in subsections (i),
                  (ii) and (v) of Section 3.8(a) hereof; or

                                        (viii) Any Subsidiary of the Company,
                  the capital stock of which at such time is in part publicly held, from acquiring or holding a beneficial interest in any Person engaged in the Newspaper Business or Related Media Business in Canada to the extent expressly permitted in any cooperation or similar agreement between the Company and such Subsidiary relating to the allocation of newspaper ownership and acquisition opportunities so long as such agreement is not inconsistent with the provisions of Article III hereof and does not enlarge the exceptions set forth in subsections
                  (iii), (iv) and (vi) of Section 3.8(a) hereof;

                                        (ix) Companies or entities in which
                  Hollinger has directly or indirectly an equity investment interest, but which are not Subsidiaries of Hollinger (including The Financial Post Company, a

                  Canadian newspaper partnership), from acquiring or holding, directly or indirectly, a beneficial interest in any Person engaged in the Newspaper Business or Related Media Business in the United States or in Israel;

                                        (x) Companies or entities in which the
                  Company has directly or indirectly an equity investment interest, but which are not Subsidiaries of the Company (including Southam and Fairfax), from engaging in or acquiring or holding, directly or indirectly, a beneficial interest in any Person engaged in the Newspaper Business or Related Media Business in Canada; or

                                        (xi) any investment made as of the date
                  hereof or hereafter by the Company, directly or indirectly, in Southam including, without limitation, the acquisition or holding by the Company, directly or indirectly, of any interest in Southam or any successor or affiliate thereof.

                  (b) A Newspaper Business shall constitute a "PRINCIPAL PORTION" of a Person if the net asset value of such business is equal to 25% or more of the consolidated net asset value of the Person or the net income of such business is equal to 25% or more of the consolidated net income of the Person, using for such calculations the most recent consolidated audited annual financial statements of such Person if the end of the period to which such financial statements relate is not more than 18 months before the date of investment in such Person by Hollinger or the Company or their respective Subsidiaries or Affiliates or, if there are no such financial statements, if the net asset value or net income of such Newspaper Business or Related Media Business exceeds U.S. $5,000,000. Net asset value and net income shall be

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calculated according to applicable United States generally accepted accounting principles with intangibles included.

                                   ARTICLE IV

                                  MISCELLANEOUS

            4.1 EFFECTIVE TIME; TERMINATION. This Agreement shall become effective upon execution; provided, however, that it shall not be effective against the Company unless and until approved or ratified by a majority of the Audit Committee of the Board of Directors of the Company. This Agreement shall continue in force so long as Hollinger and its Affiliates have beneficial ownership of 50% or more of the voting power of the Company's outstanding securities.

            4.2 MODIFICATION; WAIVER. This Agreement may be modified in any manner and at any time but only by written instrument executed by the parties hereto. Any of the terms, covenants and conditions of this Agreement may be waived at any time by the party entitled to the benefit of such term, covenant or condition; provided, however, such waiver must be in writing and executed by the party against whom such waiver is asserted. No modification or waiver which materially alters the rights or obligations of the Company shall be effective against the Company unless and until approved or ratified by a majority of the Audit Committee of the

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Board of Directors of the Company. No course of dealing will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this agreement.

            4.3 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by prepaid first class mail, by facsimile or other means of electronic communication or by delivery as hereafter provided. Any such notice or other communication, if mailed by prepaid first class mail at anytime other than during a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the fourth business day after the postmarked date thereof, or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the business day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address shall be governed by this section. In the event of a general discontinuance of postal service due to strike, lockout or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with this section. Notices and other communications shall be addressed as follows:

                  (a)   if to Hollinger:

                        10 Toronto Street
                        Toronto, Ontario
                        Canada M5C 2B7

                        Attention:  Vice-President and Secretary
                        Telecopier Number:  (416) 364-2088

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                  (b)   if to the Company:

                        401 North Wabash Avenue
                        Chicago, Illinois USA 60611

                        Attention:  Vice President and Secretary
                        Telecopier Number:  (312) 321-0629

            4.4 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            4.5 THIRD PARTY RIGHTS. This Agreement shall not provide any third parties with any remedy, claim, liability, reimbursement, cause of action or other right in addition to those existing without reference to this Agreement.

            4.6 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding and, except as set forth herein, supersedes all prior agreements and understandings of the parties with respect to the matters contemplated hereby.

            4.7 AFFILIATES. The parties hereto acknowledge that they conduct their business operations through Subsidiaries and/or Affiliates. The parties hereto therefore agree that they will cause their respective Subsidiaries and controlled Affiliates to abide by the terms of this Agreement as if they were parties hereto to the extent necessary to carry out the purposes of this Agreement. Further, each party shall be entitled to cause its obligations hereunder to be satisfied, and to cause its benefits and rights hereunder to be received and enforced, by its Subsidiaries and controlled Affiliates.

            4.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, constitute one and the same instrument.

            4.9 CHOICE OF LAW. This Agreement shall be interpreted and construed in accordance with the internal laws (and not the conflicts of laws rules) of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

            4.10 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the successors of the parties but shall not be assignable without the prior written consent of Hollinger or the Company (subject to the prior written approval of the Audit Committee), respectively.

            4.11 SEVERABILITY. If any provision of this Agreement is prohibited by or held to be invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement. Each provision in this Agreement shall be read and construed independently of the other provisions hereof. If any provision of this Agreement, as applied to any party or to any circumstances, is adjudged by a court to be invalid or unenforceable for any reason, such judgment shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances or to any other party or the validity or enforceability of this Agreement. If any provision or part of a provision in this Agreement is held to be unenforceable because of the duration of such provision, the geographical area covered by such provision or the range of activities covered by such provision, the parties agree that the court making such determination will have the power to reduce the duration, area and scope of such provisions and to delete specific words or phrases, if and as necessary under law, and in its reduced form such provision will then be enforceable and will be enforced.

            IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.

                                             HOLLINGER INC.

                                             By:/s/ J. A. Boultbee
                                                _______________________________
                                                J.A Boultbee
                                                Vice President, Finance
                                                and Treasury

                                             By:/s/ Charles G. Cowan
                                                _______________________________
                                                Charles G. Cowan
                                                Vice President and Secretary

ATTEST:                                         HOLLINGER INTERNATIONAL INC.

By:/s/ Kenneth L. Serota                        By:/s/ J. David Dodd
   ______________________________                  ____________________________
   Kenneth L. Serota                               J. David Dodd
   Vice President and Secretary                    Vice President